EXHIBIT 10.2

MEDGENICS, INC.

STOCK INCENTIVE PLAN

Effective March 31, 2006

Article I
Purpose and Adoption of the Plan

1.01        Purpose. The Medgenics, Inc. Stock Incentive Plan (the “Incentive Plan”) was adopted by the Company to assist the Company and its Affiliates in attracting and retaining valued employees, directors, consultants and advisors; to act as an incentive in motivating selected employees, directors, consultants and advisors to achieve long-term corporate objectives; and to allow those employees, directors, consultants and advisors to share the benefits of future growth in the value of the Company that they help to create by providing them with the opportunity to acquire shares of Common Stock.

1.02        Adoption and Term. The Incentive Plan has been approved by the Board, to be effective as of March 31, 2006 (the “Effective Date”). No Awards may be granted under the Incentive Plan after the tenth anniversary of the Effective Date, or until terminated by action of the Board, whichever occurs sooner. The Incentive Plan shall remain in effect as long as any Awards are outstanding hereunder.

Article II
Definitions

For the purposes of the Incentive Plan, capitalized terms shall have the following meanings:

2.01        Affiliate. “Affiliate” means any corporation or other entity which would be a subsidiary corporation with respect to the Company as defined in Section 424(f) of the Code.

2.02        Award. “Award” means any award of an Option, Stock Appreciation Rights, Restricted Stock, Stock Unit or other stock-based grant under the Incentive Plan. Any Award under the Incentive Plan may be granted singularly, in combination with another Award (or Awards), or in tandem whereby the exercise or vesting of one Award held by a Participant cancels another Award held by the Participant.

2.03        Award Agreement. “Award Agreement” means a written agreement (in whatever medium prescribed by the Committee) between the Company and a Participant or a written notice from the Company to a Participant specifically setting forth the terms and conditions of an Award granted under the Incentive Plan. Such document is referred to as an agreement regardless of whether any Participant signature is required.

2.04        Beneficiary. “Beneficiary” means an individual, trust, or estate who or which, by a written designation of the Participant filed with the Company or by operation of law, succeeds to the rights and obligations of the Participant under the Incentive Plan and an Award Agreement upon the Participant’s death.

2.05        Board. “Board” means the Board of Directors of the Company.

2.06        Change in Control. “Change in Control” means any one of the following events:

(a)          consummation of the acquisition by any person (as such term is defined in Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended from time to time (the “1934 Act”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Company;

(b)          the individuals who, as of the date hereof, are members of the Board cease for any reason to constitute a majority of the Board, unless the election, or nomination for election by the stockholders, of any new director was approved by a vote of a majority of the Board; or

(c)           the consummation of: (1) a merger or consolidation to which the Company is a party if the stockholders immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the entity resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the Company’s voting securities outstanding immediately before such merger or consolidation or (2) a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities is acquired by: (1) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained for employees of the entity; or (2) any corporation which, immediately after such acquisition is owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock immediately prior to such acquisition.

2.07        Code. “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to a section of the Code include that section and any comparable section or sections of any future legislation that amends, supplements, or supersedes that section.

2.08        Common Stock. “Common Stock” means the common stock, par value $0.001 per share, of the Company.

2.09        Committee. “Committee” means the Committee acting under Section 3.01.

2.10        Company. “Company” means Medgenics, Inc., a Delaware corporation, and any successor company.

2.11        Date of Grant. “Date of Grant” means the date designated by the Board as the date as of which it grants an Award, which shall not be earlier than the date on which the Board approves the granting of the Award.

2.12        Disability. “Disability” means that a Participant: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering the Company’s employees.

2.13        Effective Date. “Effective Date” is defined in Section 1.02 of the Incentive Plan.

2.14        Exchange Act. “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.15        Exercise Price. “Exercise Price” means the price established with respect to an Option or Stock Appreciation Right pursuant to Section 6.01(b).

2.16        Fair Market Value. “Fair Market Value” means, as of any applicable date: (i) if the Common Stock is listed on a national securities exchange or is authorized for quotation on the Nasdaq National Market System (“NMS”), the closing sales price of the Common Stock on the exchange or NMS, as the case may be, on that date, or, if no sale of the Common Stock occurred on that date, on the next preceding date on which there was a reported sale; or (ii) if none of the above apply, the closing bid price as reported by the Nasdaq SmallCap Market on that date, or if no price was reported for that date, on the next preceding date for which a price was reported; or (iii) if none of the above apply, the last reported bid price published in the “pink sheets” or displayed on the National Association of Securities Dealers, Inc. (“NASD”), Electronic Bulletin Board, as the case may be; or (iv) if none of the above apply, the fair market value of the Common Stock as determined by the Board on an annual basis.

2.17        Incentive Plan. “Incentive Plan” means the Medgenics, Inc. Stock Incentive Plan described in this document and as it may be amended from time to time.

2.18        Incentive Stock Option. “Incentive Stock Option” means a stock option within the meaning of Section 422 of the Code.

2.19        Merger. “Merger” means any merger, reorganization, consolidation, share exchange, transfer of assets, or other transaction having a similar effect involving the Company.

2.20        Non-Qualified Stock Option. “Non-Qualified Stock Option” means a stock option which is not an Incentive Stock Option.

2.21        Non-Vested Share. “Non-Vested Share” means shares of the Company Common Stock issued to a Participant in respect of the non-vested portion of an Option in the event of the early exercise of such Participant’s Options pursuant to such Participant’s Award Agreement, as permitted in Section 6.06 below.

2.22        Option. “Option” means all Non-Qualified Stock Options and Incentive Stock Options granted at any time under the Incentive Plan.

2.23        Participant. “Participant” means a person designated to receive an Award under the Incentive Plan in accordance with Section 5.01 below.

2.24        Purchase Price. “Purchase Price” means the amount that a Participant is or may be required to pay with respect to an Award of Restricted Stock under Article VII or with respect to an Award of stock purchase rights under Section 6.04.

2.25        Restricted Stock. “Restricted Stock” means an Award consisting of shares of Common Stock subject to the restrictions granted under Article VII below.

2.26        Stock Appreciation Rights. “Stock Appreciation Rights” means Awards granted in accordance with Article VI.

2.27        Stock Unit. “Stock Unit” means a unit of value, equal at any relevant time to the Fair Market Value of a share of Common Stock, established by the Board as a means of measuring the value of a Participant’s Stock Unit Account.

2.28        Stock Unit Account. “Stock Unit Account” means the bookkeeping account maintained by the Committee on behalf of each Participant who is credited with Stock Units and dividend equivalents thereon pursuant to Section 8.02.

2.29        Termination of Service. “Termination of Service” means the termination of a person’s status as a director or an employee, and termination of a business relationship with a consultant, advisor or any other Participant who is neither an employee nor a member of the Board. Subject to the terms of Code Section 409A and the regulations promulgated thereunder, a leave of absence shall not be considered a Termination of Service for purposes of the Incentive Plan.

2.30        409A Award. “409A Award” means Awards that are described in Section 9.05.

Article III
Administration

3.01        Committee. The Incentive Plan shall be administered by the Committee. The Committee shall be selected by the Board. At any time the Common Stock is publicly traded, the Committee shall be comprised of two (2) or more members of the Board, each of whom are both (a) “non-employee director” (within the meaning of Rule 16b-3 promulgated under the Exchange Act) and (b) an “outside director” (within the meaning of Code Section 162(m)). Subject to applicable stock exchange rules, if the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Incentive Plan that would otherwise be the responsibility of the Committee.

3.02        Powers of the Committee. The Committee’s administration of the Incentive Plan shall be subject to the following:

(a)          Subject to the provisions of the Incentive Plan, the Committee will have the authority and discretion to select from among the employees, directors and service providers of the Company or its Affiliates those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section 9.14) to cancel or suspend Awards.

(b)         The Committee will have the authority and discretion to interpret the Incentive Plan, to establish, amend and rescind any rules and regulations relating to the Incentive Plan, and to make all other determinations that may be necessary or advisable for the administration of the Incentive Plan.

(c)          Any interpretation of the Incentive Plan by the Committee and any decision made by it under the Incentive Plan are final and binding on all persons.

(d)          The Committee shall make decisions by a majority vote of its members.

(e)          In controlling and managing the operation and administration of the Incentive Plan, the Committee shall take action in a manner that conforms to the articles and bylaws of the Company and applicable state corporate law.

3.03        Delegation by Committee. Except to the extent prohibited by applicable law, the applicable rules of a stock exchange or the Incentive Plan, or as may be necessary to comply with the exemptive provisions of Rule 16b-3 under the Exchange Act, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, including: (a) delegating to a committee of one or more members of the Board who are not “outside directors” within the meaning of Code Section 162(m), the authority to grant Awards under the Incentive Plan to eligible persons who are either: (i) not then “covered employees,” within the meaning of Code Section 162(m) and are not expected to be “covered employees” at the time of recognition of income resulting from such Award; or (ii) not persons with respect to whom the Company wishes to comply with Code Section 162(m); and/or (b) delegating to a committee of one or more members of the Board who are not “non-employee directors,” within the meaning of Rule 16b-3, the authority to grant Awards under the Incentive Plan to eligible persons who are not then subject to Section 16 of the Exchange Act. Any such allocation or delegation may be revoked by the Committee at any time. To the extent permitted by applicable law and resolution of the Board, the Committee may delegate all or any part of its responsibilities to any officer of the Company.

3.04        Information to be Furnished to Committee. As may be permitted by applicable law, the Company and its subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and its subsidiaries as to an employee’s or Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined by the Committee to be manifestly incorrect. Subject to applicable law, Participants and other persons entitled to benefits under the Incentive Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Incentive Plan.

Article IV
Stock

4.01        Number of Shares. The maximum number of shares authorized to be issued under the Incentive Plan shall be 997,003 shares of the Company’s Common Stock. The number of shares available for issuance under the Incentive Plan shall be subject to adjustment in accordance with Section 9.06 below. The shares to be offered under the Incentive Plan shall be authorized and unissued shares of Common Stock, or issued shares of Common Stock that have been reacquired by the Company in private or public transactions.

4.02        Reuse of Shares. Shares of Common Stock covered by any unexercised portions of terminated Options (including canceled or forfeited Options) granted under Article VI or any Award settled in cash without the issuance of Shares may be subject to new Awards under the Incentive Plan. Shares of Common Stock used to meet tax withholding requirements may be subject to new Awards under the Incentive Plan.

4.03        Delivery of Shares. Delivery of shares of Common Stock or other amounts under the Incentive Plan shall be subject to the following:

(a)          Compliance with Applicable Laws. Notwithstanding any other provision of the Incentive Plan, the Company shall have no obligation to deliver any shares of Common Stock or make any other distribution of benefits under the Incentive Plan unless such delivery or distribution complies with all applicable laws (including, the requirements of the Securities Act of 1933, as amended from time to time), and the applicable requirements of any securities exchange or similar entity.

(b)          Certificates. To the extent that the Incentive Plan provides for the issuance of shares of Common Stock, the issuance may be affected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any securities exchange or similar entity.

Article V
Participation

5.01        Eligible Participants. Participants in the Incentive Plan shall be employees, directors, consultants and advisors of the Company or an Affiliate that the Committee, in its sole discretion, may designate from time to time. The Committee’s designation of a Participant in any year shall not require the Committee to designate the person to receive Awards in any other year. The Committee shall consider those factors it deems pertinent in selecting Participants and in determining the types and amounts of their respective Awards.

Article VI
Stock Options & Stock Appreciation Rights

6.01        Option Awards.

(a)          Grant of Options. The Committee may grant, to Participants who the Committee may select, Options entitling the Participants to purchase shares of Common Stock from the Company in the amount, at the price, on the terms, and subject to the conditions, not inconsistent with the terms of the Incentive Plan, that may be established by the Committee. The terms of any Option granted under the Incentive Plan shall be set forth in an Award Agreement.

(b)          Exercise Price of Options. Subject to Section 6.01(d) below with respect to Incentive Stock Options, the Exercise Price of each Option for purchase of shares of Common Stock under any Option granted under the Incentive Plan shall be determined by the Committee and shall be set forth in the Award Agreement. To the extent required by applicable law, the Exercise Price will not be less than One Hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Date of Grant.

(c)          Designation of Options. Except as otherwise expressly provided in the Incentive Plan, the Committee may designate an Option as an Incentive Stock Option or a Non-Qualified Stock Option at the time the grant is made; provided, however, that an Option may be designated as an Incentive Stock Option only if the applicable Participant is an employee of the Company or an Affiliate on the Date of Grant.

(d)          Special Incentive Stock Option Rules. No Participant may be granted Incentive Stock Options under the Incentive Plan (or any other plans of the Company) that would result in Incentive Stock Options to purchase shares of Common Stock with an aggregate Fair Market Value (measured on the Date of Grant) of more than $100,000 first becoming exercisable by the Participant in any one calendar year. Notwithstanding any other provision of the Incentive Plan to the contrary, the Exercise Price of each Incentive Stock Option shall be equal to or greater than the Fair Market Value of the Common Stock as of the Date of Grant of the Incentive Stock Option; provided, however, that no Incentive Stock Option shall be granted to any person who, at the time the Option is granted, owns stock (including stock owned by application of the constructive ownership rules in Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company, unless at the time the Incentive Stock Option is granted the Exercise Price is at least 110% of the Fair Market Value of the Common Stock as of the Date of Grant and the Incentive Stock Option by its terms is not exercisable for more than five years from the Date of Grant. To the extent an Option does not qualify as an Incentive Stock Option, such Option shall be treated for all purposes as a Non-Qualified Stock Option.

(e)          Rights as a Stockholder. A Participant or a transferee of an Option pursuant to Section 9.03 below shall have no rights as a stockholder with respect to the shares of Common Stock covered by an Option until that Participant or transferee becomes the holder of record of the shares, and no adjustment shall be made to the shares of Common Stock for dividends in cash or other property or distributions of other rights on the Common Stock for which the record date is prior to the date on which that Participant or transferee became the holder of record of any of the shares covered by the Option; provided, however, that Participants are entitled to share adjustments to reflect capital changes under Section 9.06.

6.02        Stock Appreciation Rights.

(a)          Stock Appreciation Right Awards. The Committee is authorized to grant to any Participant one or more Stock Appreciation Rights. Such Stock Appreciation Rights may be granted either independent of or in tandem with or by reference to Options granted prior to or simultaneously with the grant of such rights to the same Participant. Stock Appreciation Rights may be granted in tandem with or by reference to a related Option, in which event the Participant may elect to exercise either the Option or the Stock Appreciation Right, but not both, as to the same share subject to the Option and the Stock Appreciation Right, or the Stock Appreciation Right may be granted independently of a related Option. Upon exercise of a Stock Appreciation Right with respect to a share of Common Stock, the Participant shall be entitled to receive an amount equal to the excess, if any, of (i) the Fair Market Value of a share of Common Stock on the date of exercise over (ii) the Exercise Price of such Stock Appreciation Right established in the Award Agreement, which amount shall be payable as provided in Section 6.02(c).

(b)          Exercise Price. The Exercise Price established under any Stock Appreciation Right granted under the Incentive Plan shall be determined by the Committee, but in the case of Stock Appreciation Rights granted in tandem with Options shall not be less than the Exercise Price of such Options.

(c)          Payment of Incremental Value. Any payment which may become due from the Company by reason of a Participant’s exercise of a Stock Appreciation Right may be paid to the Participant as determined by the Committee (i) all in cash, (ii) all in Common Stock, or (iii) in any combination of cash and Common Stock, In the event that all or a portion of the payment is made in Common Stock, the number of shares of Common Stock delivered in satisfaction of such payment shall be determined by dividing the amount of such payment or portion thereof by the Fair Market Value on the Exercise Date.

6.03        Terms of Stock Options & Stock Appreciation Rights.

(a)          Conditions on Exercise. An Award Agreement with respect to Options and/or Stock Appreciation Rights may contain conditions or restrictions as determined by the Committee at the time of grant.

(b)          Duration of Options. Unless otherwise provided in an Award Agreement, Options and/or Stock Appreciation Rights shall terminate after the first to occur of the following events:

(i)           termination of the Award as provided in Section 6.03(e), following the applicable Participant’s Termination of Service; and

(ii)          ten years from the Date of Grant (five years in certain cases, as described in Section 6.01(d)).

(c)           Acceleration of Exercise Time. The Committee, in its sole discretion, shall have the right (but shall not in any case be obligated), exercisable at any time after the Date of Grant, to permit the exercise of any Option and/or Stock Appreciation Right prior to the time the Award would otherwise vest under the terms of the related Award Agreement.

(d)          Extension of Exercise Time. In addition to the extensions permitted under Section 6.03(e) below in the event of Termination of Service, the Committee, in its sole discretion, shall have the right (but shall not in any case be obligated), exercisable on or at any time after the Date of Grant, to permit the exercise of any Option and/or Stock Appreciation Right after its expiration date described in Section 6.03(e), subject, however, to the limitations described in Section 6.03(b)(ii) above.

(e)          Exercise of Options Upon Termination of Service. Unless otherwise provided in an Award Agreement, the following rules shall govern the treatment of Options and/or Stock Appreciation Rights upon Termination of Service:

(i)          Termination of Options and/or Stock Appreciation Rights Upon Termination of Service.

(A)
Termination Other Than Due to Death or Disability. In the event of a Participant’s Termination of Service for any reason other than death or Disability, the right of the Participant to exercise any vested Options and/or Stock Appreciation Rights shall, unless the exercise period is extended by the Committee in accordance with Section 6.03(d) above, terminate upon the earlier of: (I) ninety (90) days after the date of the Termination of Service; and (II) the date of expiration of the Options and/or Stock Appreciation Rights determined pursuant to Section 6.03(b)(ii) above.

(B)
Death or Disability. In the event of a Participant’s Termination of Service by reason of death or Disability, the right of the Participant to exercise any vested Options and/or Stock Appreciation Rights shall, unless the exercise period is extended by the Committee in accordance with Section 6.03(d) above, terminate upon the earlier of: (I) one year after the date of the Termination of Service; and (II) the date of expiration of the Options and/or Stock Appreciation Rights determined pursuant to Section 6.03(b)(ii) above.

(ii)         Termination of Unvested Options Upon Termination of Service. Subject to Section 6.06 below, to the extent the right to exercise Options and/or Stock Appreciation Rights, or any portion thereof, has not vested as of the date of Termination of Service, the right shall expire on the date of Termination of Service regardless of the reason for the Termination of Service.

6.04        Exercise Procedures. Each Option and Stock Appreciation Right granted under the Incentive Plan shall be exercised under such procedures and by such methods as the Committee may establish or approve from time to time. The Exercise Price of shares purchased upon exercise of an Option granted under the Incentive Plan shall be paid in full in cash by the Participant pursuant to the Award Agreement; provided, however, that the Committee may (but shall not be required to) permit payment to be made by delivery to the Company of either (a) shares of Common Stock held by the Participant for at least six (6) months or (b) any combination of cash and Common Stock held by the Participant for at least six (6) months or (c) any other consideration that the Committee deems appropriate and in compliance with applicable law. In the event that any Common Stock shall be transferred to the Company to satisfy all or any part of the Exercise Price, the part of the Exercise Price deemed to have been satisfied by such transfer of Common Stock shall be equal to the product derived by multiplying the Fair Market Value as of the date of exercise times the number of shares of Common Stock transferred to the Company. The Participant may not transfer to the Company in satisfaction of the Exercise Price any fractional share of Common Stock.

6.05        Change in Control. Unless otherwise stated in the Award Agreement, in the event of a Change in Control, all Options and/or Stock Appreciation Rights outstanding as of the effective date of the Change in Control that have not previously vested or terminated under the terms of the applicable Award Agreement shall be immediately and fully vested and exercisable; provided however, for purposes of this Section 6.05, unless otherwise determined by the Committee, no Change in Control of the Company shall be deemed to have occurred for purposes of determining a Participant’s rights under the Incentive Plan if (i) the Participant is a member of a group that first announces a proposal which, if successful, would result in a Change in Control, which proposal (including any modifications thereof) is ultimately successful, or (ii) the Participant acquires a two percent or more equity interest in the entity that ultimately acquires the Company pursuant to the transaction described in clause (i) of this Section 6.05.

6.06        Early Exercise. An Award Agreement may provide the Participant the right to exercise the Option in whole or in part prior to the date the Option is fully vested. The provision may be included in the Award Agreement at the time of grant of the Option or may be added to the Award Agreement by amendment at a later date. In the event of an early exercise of an Option, any shares of Common Stock received shall be subject to a repurchase right in favor of the Company with terms established by the Committee. The Committee shall determine the time and/or the event that causes the repurchase right to terminate and fully vest the Common Stock in the Participant.

Article VII
Restricted Stock

7.01        Restricted Stock Awards. The Committee may grant to any Participant an Award of a number of shares of Common Stock subject to the terms, conditions, and restrictions as determined by the Committee. Such restrictions may be based on performance standards, periods of service, retention by the Participant of ownership of specified shares of Common Stock, or other criteria, as determined by the Committee. The terms of any Restricted Stock Award granted under the Incentive Plan shall be set forth in an Award Agreement that shall contain provisions determined by the Committee and not inconsistent with the Incentive Plan.

(a)          Issuance of Restricted Stock. As soon as practicable after the Date of Grant of a Restricted Stock Award by the Committee, the Company shall cause to be transferred on its books the number of shares of Restricted Stock awarded to the Participant, and the shares shall be issued in the name of the Participant. In the discretion of the Committee, the Restricted Stock may be subject to forfeiture to the Company as of the Date of Grant if an Award Agreement for the Restricted Stock covered by the Award is not signed by the Participant and timely returned to the Company. Until the lapse or release of all forfeiture restrictions applicable to an Award of Restricted Stock, the share certificates representing the Restricted Stock may be held, in the Company’s discretion, in custody by the Company, its designee, or, if the certificates bear a restrictive legend, by the Participant.

(b)          Shareholder Rights. Beginning on the Date of Grant of a Restricted Stock Award, subject to execution of the related Award Agreement and the provisions contained therein, the Participant shall become a shareholder of the Company with respect to the shares of Restricted Stock subject to the Award Agreement and shall have all of the rights of a holder of Common Stock, including, but not limited to, the right to vote and to receive dividends; provided, however, that any Common Stock or other securities distributed as a dividend or otherwise related to any Restricted Stock on which the Award Agreement restrictions have not yet lapsed, shall be subject to the same restrictions as such Restricted Stock and held or restricted as provided in Section 7.01(a).

(c)          Restriction on Transferability. No Restricted Stock may be assigned or transferred (other than by will or the laws of descent and distribution or to an inter vivos trust under which the Participant is treated as the owner under Sections 671 through 677 of the Code), pledged, or sold prior to the lapse of the restrictions applicable to them.

(d)          Delivery of Stock Upon Vesting. Upon expiration or termination of the forfeiture period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Committee in the Award Agreement, or at any earlier time provided under the provisions of Section 7.03 below, the such restrictions applicable to the Restricted Stock shall lapse. After the lapse of such restrictions, the Company shall, subject to the requirements of Section 9.04, promptly deliver to the Participant or, in case of the Participant’s death, to the Participant’s Beneficiary, one or more share certificates for the appropriate number of shares of Common Stock, free of all forfeiture restrictions (but not free of any transfer restrictions applicable to Common Stock generally or under the terms of an Award Agreement).

7.02	Terms of Restricted Shares.

(a)          Forfeiture of Restricted Shares. Subject to Sections 7.02(b) and 7.03 below, Restricted Stock shall be forfeited and returned to the Company and all rights of the Participant with respect to the Restricted Stock shall terminate in the event of a Termination of Service occurring prior to the expiration of the forfeiture period for the Restricted Stock and the Participant satisfies any and all other conditions set forth in the Award Agreement.

(b)          Waiver of Forfeiture Period. Notwithstanding anything contained in this Article VII to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death or Disability of the Participant or a material change in circumstances arising after the date of an Award) and subject to any terms and conditions (including forfeiture of a proportionate number of shares of Restricted Stock) that the Committee may deem appropriate.

7.03        Change in Control. Unless otherwise stated in the Award Agreement, in the event of a Change in Control, all restrictions applicable to a Restricted Stock Award shall terminate fully (other than the transfer or other restrictions generally applicable to Common Stock) and the Participant shall immediately have the right to the delivery of share certificates for the Restricted Stock in accordance with Section 7.01(d) above. Notwithstanding the foregoing, unless otherwise determined by the Committee, no Change in Control of the Company shall be deemed to have occurred for purposes of determining a Participant’s rights under the Incentive Plan if (i) the Participant is a member of a group that first announces a proposal which, if successful, would result in a Change of Control, which proposal (including any modifications thereof) is ultimately successful, or (ii) the Participant acquires a two percent or more equity interest in the entity that ultimately acquires the Company pursuant to the transaction described in clause (i) of this Section 7.03.

Article VIII
Other Stock-Based Awards

8.01        Grant of Other Stock-Based Awards. Other stock-based Awards, consisting of stock purchase rights, Awards of Common Stock, or Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, may be granted either alone or in addition to or in conjunction with other Awards under the Incentive Plan. Subject to the provisions of the Incentive Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be granted pursuant to such Awards, and all other terms and conditions of the Awards. Any such Award shall be confirmed by an Award Agreement executed by the Company and the Participant, which Award Agreement shall contain such provisions as the Committee determines to be necessary or appropriate to carry out the intent of the Incentive Plan with respect to such Award.

8.02        Terms of Other Stock-Based Awards. Unless otherwise provided in the Award Agreement, Awards made pursuant to this Article VIII shall be subject to the following:

(a)          Any Common Stock subject to Awards made under this Article VIII may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

(b)          The recipient of an Award under this Article VIII shall be entitled to receive interest or dividends or dividend equivalents with respect to the Common Stock or other securities covered by the Award.

(c)           If the vesting of an outstanding Award is conditioned upon the achievement of performance measures, then the Award shall be subject to the following:

(i)           If, at the time of the Change in Control, the established performance measures are less than fifty percent (50%) attained (as determined in the sole discretion of the Committee, based upon a pro rata determination through the date of the Change in Control), then such Award shall become vested and exercisable on a fractional basis with the numerator being equal to the percentage of attainment and the denominator being fifty percent (50%).

(ii)          If at the time of the Change in Control, the established performance measures are at least fifty percent (50%) attained (as determined in the sole discretion of the Committee, based upon a pro rata determination through the date of the Change in Control), then such Award shall become fully vested and exercisable.

Article IX
Terms Applicable to All Awards Granted under the Incentive Plan

9.01        Plan Provisions Control Award Terms. The terms of the Incentive Plan shall govern all Awards granted under the Incentive Plan, and the Committee may not grant any Award under the Incentive Plan that contains terms that are contrary to any of the provisions of the Incentive Plan. In the event any provision of any Award granted under the Incentive Plan conflicts with any term in the Incentive Plan as in effect on the Date of Grant of the Award, the terms of the Incentive Plan shall control. Except as provided in Sections 9.05 and 9.06 below, the terms of any Award granted under the Incentive Plan may not be changed after the Date of Grant of the Award in a manner that would materially decrease the value of the Award without the express written approval of the Participant.

9.02        Award Agreement. No person shall have any rights under any Award granted under the Incentive Plan unless and until the Company and the Participant to whom the Award was granted have executed and delivered an Award Agreement or the Participant has received and acknowledged notice of the Award authorized by the Committee expressly granting the Award to the Participant and containing provisions setting forth the terms of the Award.

9.03        Limitation on Transfer. Except as may be provided in the applicable Award Agreement, a Participant’s rights and interest under the Incentive Plan may not be assigned or transferred other than by will or the laws of descent and distribution and, during the lifetime of a Participant, only the Participant personally (or the Participant’s personal representative) may exercise rights under the Incentive Plan. The Participant’s Beneficiary may exercise the Participant’s rights to the extent they are exercisable under the Incentive Plan following the death of the Participant.

9.04        Taxes. The Company shall be entitled, if the Committee deems it necessary or desirable, to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company regarding any amount payable and/or shares issuable under the Participant’s Award or regarding any income recognized upon a disqualifying disposition (i.e., a disposition prior to the expiration of the required holding periods) of shares received pursuant to the exercise of an Incentive Stock Option, and the Company may defer payment of cash or issuance of shares upon exercise or vesting of an Award unless indemnified to its satisfaction against any liability for any taxes. The amount of the withholding or tax payment shall be determined by the Committee and shall be payable by the Participant in cash at the time the Committee determines; provided, however, that with the approval of the Committee, the Participant may elect to meet his or her withholding requirement, in whole or in part, by having withheld from the Award at the appropriate time that number of shares of Common Stock, rounded down to the next whole share, the Fair Market Value of which is equal to the amount of minimum required withholding taxes due.

9.05        Code Section 409A. Any Options, Stock Appreciation Rights, Restricted Stock Awards, or other stock-based Award, which constitutes “deferred compensation” under Code Section 409A (“409A Award”), and any rules and regulations promulgated thereunder, shall be subject to the following:

(a)          All 409A Award documents and agreements, or rules and regulations created by the Committee pertaining to 409A Awards, shall provide for the required procedures under Code Section 409A, including the timing of deferral elections and the timing and method of payment distributions.

(b)          With respect to all 409A Awards, the Committee and its delegates shall operate the Incentive Plan at all times in conformity with the known rules, regulations and guidance promulgated under Code Section 409A, and the Committee shall reserve the right (including the right to delegate such right) to unilaterally amend any 409A Award granted under the Incentive Plan, without the consent of the Participant, to maintain compliance with Code Section 409A. A Participant’s acceptance of any Award under the Incentive Plan constitutes acknowledgement and consent to such rights of the Committee.

9.06        Adjustments to Reflect Capital Changes.

(a)          Recapitalization. The number and kind of shares subject to outstanding Awards, the Exercise Price for the shares, the number and kind of shares available for Awards to be granted under the Incentive Plan shall be automatically adjusted to reflect any stock dividend, stock split, combination or exchange of shares, Merger, consolidation, or other change in capitalization with a similar substantive effect upon the Incentive Plan or the Awards granted under the Incentive Plan. The Committee shall have the power and sole discretion to determine the amount of the adjustment to be made in each case and shall have the right to prevent such automatic adjustment upon a determination that such adjustment would inappropriately increase or decrease the intended Award to the Participant.

(b)          Merger. In the event that the Company is a party to a Merger, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the continuation of outstanding Awards by the Company (if the Company is a surviving corporation), for their assumption by the surviving corporation or its parent or subsidiary, for the substitution by the surviving corporation or its parent or subsidiary of its own awards for such Awards, for accelerated vesting and accelerated expiration, or for settlement in cash or cash equivalents.

(c)          Awards to Replace Awards of Acquired Companies. After any Merger in which the Company or an Affiliate is a surviving corporation, the Board may grant substituted Awards under the provisions of the Incentive Plan, generally consistent with Section 424 of the Code, in replacement of awards granted under a plan of another party to the Merger whose shares of stock to be issued under the old awards may no longer be issued following the Merger. The terms and conditions of such replacement Awards shall be as determined by the Committee in its sole discretion.

9.07        Initial Public Offering. As a condition of participation in the Incentive Plan, each Participant shall be obligated to cooperate with the Company and the underwriters in connection with any public offering of the Company’s securities and any transactions relating to a public offering, and shall execute and deliver any agreements and documents, including, without limitation, a lock-up agreement, that may be requested by the Company or the underwriters. The Participants’ obligations under this Section shall apply to any shares of Common Stock issued under the Incentive Plan as well as to any and all other securities of the Company or its successor for which Common Stock may be exchanged or into which Common Stock may be converted.

9.08        No Implied Rights.

(a)          No Rights to Specific Assets. Neither a Participant nor any other person shall by reason of participation in the Incentive Plan acquire any right in or title to any assets, funds or property of the Company or any subsidiary whatsoever, including any specific funds, assets, or other property which the Company or any subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Incentive Plan. A Participant shall have only a contractual right to the Common Stock or amounts, if any, payable or distributable under the Incentive Plan, unsecured by any assets of the Company, and nothing contained in the Incentive Plan shall constitute a guarantee that the assets of the Company or any subsidiary shall be sufficient to pay any benefits to any person.

(b)          No Contractual Right to Employment or Future Awards. The Incentive Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee the right to be retained in the employ of the Company or an Affiliate or any right or claim to any benefit under the Incentive Plan, unless such right or claim has specifically accrued under the terms of the Incentive Plan. Except as otherwise provided in the Incentive Plan, no Award under the Incentive Plan shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

9.09        Awards Not Includable for Benefit Purposes. Payments received by a Participant pursuant to the provisions of the Incentive Plan shall not be included in the determination of benefits under any pension, group insurance, or other benefit plan applicable to the Participant that is maintained by the Company, except as may be provided under the terms of those plans or determined by the Committee.

9.10        Governing Law. The Incentive Plan, and all Awards granted hereunder, and all actions taken in connection herewith, except as superseded by applicable federal law, shall be interpreted, construed, and enforced and its construction and performance shall be governed by the internal laws of the State of Delaware.

9.11        No Strict Construction. No rule of strict construction shall be implied against the Company, the Board, the Committee, or any other person in the interpretation of any of the terms of the Incentive Plan, any Award granted under the Incentive Plan, or any rule or procedure established by the Committee that relates to the Incentive Plan.

9.12        Captions. The captions and Section headings used in the Incentive Plan are for convenience only, do not constitute a part of the Incentive Plan, and shall not be deemed to limit, characterize, or affect in any way any provision of the Incentive Plan, and all provisions of the Incentive Plan shall be construed as if no captions or headings had been used in the Incentive Plan.

9.13        Severability. Each part of the Incentive Plan is intended to be several. If any term, covenant, condition, or provision of the Incentive Plan is determined by a court of competent jurisdiction to be illegal, invalid, or unenforceable for any reason whatsoever, that determination shall not affect the legality, validity, or enforceability of the remaining parts of the Incentive Plan, and all remaining parts shall be legal, valid, and enforceable and have full force and effect as if the illegal, invalid, and/or unenforceable part had not been included.

9.14        Amendment and Termination.

(a)          Amendment. The Committee shall have complete power and authority to amend the Incentive Plan at any time and for any reason. No termination or amendment of the Incentive Plan may, without the consent of the Participant (or, if the Participant is not then living, the affected Beneficiary) to whom any Award has previously been granted under the Incentive Plan, materially adversely affect the rights of the Participant or Beneficiary under that Award; provided, however, that no amendment may (i) materially increase the aggregate number of securities which may be issued under the Incentive Plan, other than pursuant to Section 9.06(a), or (ii) materially modify the requirements for participation in the Incentive Plan, unless the amendment is approved by a majority of the Company’s stockholders.

(b)          Termination. The Committee shall have the right and the power to terminate the Incentive Plan at any time and for any reason. No Award shall be granted under the Incentive Plan after the termination of the Incentive Plan, but the termination of the Incentive Plan shall not affect any Award outstanding at the time of the termination of the Incentive Plan.

9.15        Further Assurances. As a condition to receipt of any Award under the Incentive Plan, a Participant shall agree, upon demand of the Company, to do all acts and execute, deliver and perform all additional documents, instruments and agreements (including, without limitation, any applicable stockholder’s agreement or a joinder to such agreement) which may be reasonably required by the Company, to implement the provisions and purposes of the Incentive Plan.

9.16        Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Incentive Plan, and any permitted modification, or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Incentive Plan, as the Committee shall require.

9.17        Evidence. Evidence required of anyone under the Incentive Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

9.18        Successors. All obligations of the Company under the Incentive Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, Merger, consolidation or otherwise, of all or substantially all of the business, stock, and/or assets of the Company,

9.19        Indemnification. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Incentive Plan, except in circumstances involving such person’s bad faith, gross negligence or willful misconduct.

9.20        No Fractional Shares. Unless otherwise permitted by the Committee, no fractional shares of Common Stock shall be issued or delivered pursuant to the Incentive Plan or any Award. The Committee shall determine whether cash or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

9.21        Notice. Unless otherwise provided in an Award Agreement, all written notices and all other written communications to the Company provided for in the Incentive Plan or any Award Agreement shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile or prepaid overnight courier to the Company at the address set forth below. Such notices, demands, claims and other communications shall be deemed given:

(a)          in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;

(b)          in the case of certified or registered U.S. mail, five (5) days after deposit in the U.S. mail; or

(c)          in the case of facsimile, the date upon which the transmitting party received confirmation of receipt by facsimile, telephone or otherwise;

provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received; provided they are actually received. In the event a communication is not received, it shall only be deemed received upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service provider. Communications that are to be delivered by the U.S. mail or by overnight service to the Company shall be directed to the attention of the Company’s senior human resource officer and Corporate Secretary.

9.22        Use of Term. Unless otherwise provided herein, the term “person” when referred to in the Incentive Plan or any Award Agreement may refer to an individual or an entity.